                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the incorporation by reference in (i) the Registration Statements (Nos. 333-36148, 333-89549 and 333-41450) on Form S-8 and (ii) the
Registration Statement (No. 333-41610) on Form S-3 of Software.com, Inc. of our report, dated March 31, 2000, relating to the balance sheet of HighWind Software, Inc. as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the year then ended, which report appears in the Current Report on Form 8-K of Software.com, Inc., dated August 28, 2000.

                                          KPMG LLP

Boulder, Colorado
August 28, 2000